Exhibit (d)(2)
As Amended: April 30, 2009
Schedule A to the Investment Advisory Agreement between
Cavanal Hill Funds (formerly, American Performance Funds)
and Cavanal Hill Investment Management, Inc.
(formerly, AXIA Investment Management, Inc.)
dated May 12, 2001

Name of Fund	Compensation*
Cavanal Hill U.S. Treasury Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill U.S. Treasury Fund’s average daily net assets.

Cavanal Hill Cash Management Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Cash Management Fund’s average daily net assets.

Cavanal Hill Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Intermediate Bond Fund’s average daily net assets.

Cavanal Hill Intermediate Tax-Free Bond Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Intermediate Tax-Free Bond Fund’s average daily net assets.

Cavanal Hill Short-Term Income Fund	Annual rate of fifty-five one-hundredths of one percent (0.55%) of Cavanal Hill Short-Term Income Fund’s average daily net assets.

Cavanal Hill U.S. Large Cap Equity Fund (f/k/a/ American Performance U.S. Tax- Efficient Large Cap Equity Fund)	Annual rate of sixty-nine one-hundredths of one percent (0.69%) of Cavanal Hill U.S. Large Cap Equity Fund’s average daily net assets.

Cavanal Hill Balanced Fund	Annual rate of seventy-four one-hundredths of one percent (0.74%) of Cavanal Hill Balanced Fund’s average daily net assets.

Schedule A (continued)
to the Investment Advisory Agreement between
Cavanal Hill Funds (formerly, American Performance Funds)
and Cavanal Hill Investment Management, Inc.
(formerly, AXIA Investment Management, Inc.)
dated May 12, 2001

Name of Fund	Compensation*
Cavanal Hill Tax-Free Money Market Fund	Annual rate of fifteen one-hundredths of one percent (0.15%) of Cavanal Hill Institutional Tax-Free Money Market Fund’s average daily net assets.

[SEAL]	CAVANAL HILL FUNDS

	By: Name:	/s/ James L. Huntzinger James L. Huntzinger
	Date:	April 30, 2009

[SEAL]	CAVANAL HILL INVESTMENT MANAGEMENT, INC.

	By: Name:	/s/ J. Brian Henderson J. Brian Henderson
	Date:	April 30, 2009

*	All fees are computed daily and paid monthly.